                             COLLABORATION AGREEMENT

     This Collaboration Agreement ("Agreement") is entered into as of December 20, 1999 (the "Effective Date"), by and between Rosetta Inpharmatics, Inc., ("Rosetta"), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 12040 - 115th Avenue Northeast, Kirkland, Washington 98034-6900 and Corixa Corporation ("Corixa"), a corporation organized and existing under the laws of the State of Delaware and having a place of business at 124 Columbia Street, Suite 200, Seattle, Washington 98104-2040.

     The parties agree as follows:

     1. BASIS FOR AGREEMENT. Corixa has samples of normal and diseased tissues and wants to obtain information about the difference between those tissues. Corixa has or will make certain nucleic acid material including cDNA for constructing microarrays ("PCR Product" described in Section 2 below) and ribonucleic acid samples from the normal and diseased tissues for hybridizing to microarrays ("Sample RNA"). Corixa desires to know which genes are expressed in cells in the diseased tissue relative to the normal tissue. Rosetta has expertise in the area of using microarrays and analyzing microarray data to determine gene expression. The purpose of this Agreement is to set forth the terms and conditions under which (a) Corixa will supply Rosetta with PCR Product and Sample RNA, and (b) Rosetta will conduct experiments using microarrays constructed using PCR Product and hybridized with Sample RNA and provide Corixa with an analysis of the data generated from such experiments. The procedures that each party will follow in performing this Agreement are set forth in the provisions herein and in Appendix A hereto, which is incorporated herein by this reference.

     2. SUPPLY OF PCR PRODUCT. For each cDNA clone that corresponds to a gene of interest, Corixa shall supply Rosetta with PCR amplified product from each cDNA clone ("PCR Product") with [***] of approximately [***] being supplied per month; however, the number of clones per set can range from [***].
Corixa will use reasonable efforts to deliver the PCR Product to Rosetta during the first [***] of each month, in order to permit Rosetta to establish a schedule for its personnel and facilities; this delivery date can be changed by agreement of the parties. Corixa shall provide no more than [***] of PCR Product per month to Rosetta for up to [***] unless the parties agree [***]. The procedures to be used for supply of the PCR Product by Corixa to Rosetta are set forth in Appendix A under the heading "PCR Product Provided by Corixa."

     3. USE OF THE PCR PRODUCT BY ROSETTA. Within [***] of receipt of PCR Product by Rosetta, Rosetta shall employ commercially reasonable efforts to fabricate [***] microarrays that utilize the PCR Product provided by Corixa.

     4. SUPPLY OF THE SAMPLE RNA. Sample RNA will be in the form of poly A+ RNA in matched sample pairs of no more than [***] per month. Corixa shall deliver appropriate Sample RNA in [***] to Rosetta within [***] after delivery of the PCR Product in any given month so that the appropriate microarrays are available when Sample RNA is received. The procedures to be used by Corixa for providing Sample RNA to Rosetta are set forth in Appendix A under the heading "Sample RNA Provided by Corixa."

     5. USE OF SAMPLE RNA BY ROSETTA. Within [***] of receipt of Sample RNA, Rosetta will (a) label the Sample RNA, (b) hybridize the Sample RNA to a microarray, (c) scan the microarray, (d) compile the experimental data ("Array Data"), and (e) provide an analysis of the data to Corixa in a written form agreed upon by the parties.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 2 of 7

     6. ARRAY DATA ANALYSIS. Information that is the result of the microarray experiments performed by Rosetta in analyzed form shall be termed herein the "Analyzed Data." The Analyzed Data, whether or not the result of successful experiments, shall be disclosed in a written report to Corixa within the [***] period set forth in Section 5 herein. Array Data associated with Analyzed Data will be provided to Corixa in spreadsheet form on a floppy disk or other computer-readable format agreed upon by the parties.

     7. ROSETTA DEVELOPED SOFTWARE TOOLS. In the event Corixa requires
Rosetta to provide Analyzed Data in other than spreadsheet form, Rosetta shall use reasonable commercial efforts to develop and provide to Corixa software tools for interpretation of Analyzed Data on site at Corixa. For such development efforts by Rosetta, Corixa shall pay Rosetta the sum of [***] per year for licensing the software tools. Corixa shall pay Rosetta [***] upon initiation of such development efforts and the balance of [***] upon delivery of the software tools to Corixa. The license fee of [***] for the first-year license of the software tools shall be due upon delivery of the software tools to Corixa. These development and licensee fees are in addition to the compensation for services set forth in Section 10. Rights in the software tools is described in Section 13. The capabilities and features of the software tools to be provided to Corixa pursuant to this Section 7, if any, shall be agreed upon between the parties prior to the initiation of any development work by Rosetta.

     8. QUALITY CONTROL. To determine whether failed results of a microarray experiment are the result of Rosetta's procedures or material provided by Corixa, the procedures of this Section 8 will be followed.

          8.1 QUALITY OF PCR PRODUCT AND MICROARRAYS. Procedures to check the quality of PCR Product provided by Corixa and the procedure used to determine which party should pay for a repeated microarray experiment are set forth in Appendix A under the heading "Quality of PCR Products and Microarrays." In the event that a set of microarrays are re-printed pursuant to the procedures set forth in the section entitled "Quality of PCR Product and Microarrays" in Appendix A, Corixa will be invoiced the sum of [***] for such re-printing. A set of microarrays shall comprise [***] microarrays. If Corixa decides to provide Rosetta with a new batch of PCR Product for re-printing a set of microarrays, the parties agree to adjust the time-frames set forth in this Agreement in an appropriate manner. For microarray experiments that are repeated by Rosetta because of inadequate or poor quality PCR Product, Corixa will be invoiced for such experiments at the following rates: [***]

          8.2 QUALITY OF SAMPLE RNA. Procedures to check the quality of Sample RNA provided by Corixa and the procedure used to determine which party should pay for a repeated microarray experiment are set forth in Appendix A under the heading "Quality of Sample RNA." For microarray experiments repeated by Rosetta because of low Sample RNA quality, Corixa will be invoiced for such experiments at the following rates: [***]

     9. RETURN OF UNUSED REAGENTS. All PCR Product and Sample RNA provided by Corixa that is not used by Rosetta shall be returned to Corixa.

     10. COMPENSATION. As compensation for the services to be provided under this

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 3 of 7

Agreement, excluding the fees for software development described in Section 7, Corixa will pay Rosetta [***]. This sum shall be paid on the following schedule: (a) [***]

     11. CONFIDENTIAL INFORMATION. For the purposes of this Agreement, the term "Confidential Information" shall mean, and collectively include, all non-public information relating to the business, plans and/or technology of either party including, but not limited to, technical information including inventions, methods, plans, processes, specifications, source code, object code, characteristics, raw data, equipment design, know-how, experience, and trade secrets, developmental, marketing, sales, operating, performance, and cost information; computer programming techniques; information relating to the PCR Product, Sample RNA, Array Data, and Analyzed Data; and all record bearing media containing or disclosing the foregoing information and techniques including written business plans, patents and patent applications, grant applications, notes, and memoranda, whether in writing or presented, stored or maintained in or by electronic, magnetic, or other means, to the extent that such information, as of the date of disclosure by the disclosing party to the receiving party, was not (a) known to the receiving party as evidenced by written documentation; (b) disclosed in published literature or otherwise generally available to the public; or (c) obtained from a third party without binder of secrecy, PROVIDED, HOWEVER, that such third party has no confidentiality obligations to the disclosing party or any of its affiliates. Rosetta agrees to treat Array Data and Analyzed Data as Confidential Information disclosed by Corixa to Rosetta within the scope of this Agreement.

          11.1. RESTRICTIONS ON USE AND DISCLOSURE OF CONFIDENTIAL INFORMATION.

               11.1.1. Subject to the right of publication pursuant to Section 12 hereof and Rosetta's right to use Array Data and Analyzed Data pursuant to Section 13 hereof, the receiving party agrees to treat as confidential and not to use other than to perform this Agreement, and not to reverse engineer or decompile any Confidential Information disclosed to it by the disclosing party. The receiving party agrees not to disclose to any third party any Confidential Information disclosed to it by the disclosing party. The receiving party further covenants that it will exercise every reasonable precaution to preclude the unauthorized disclosure by any of its personnel or employees to other parties of any Confidential Information disclosed to it by the disclosing party under the provisions of this Agreement. The receiving party agrees not to disclose the Confidential Information it receives from the disclosing party to anyone except its own personnel and employees, who (a) are actively and directly evaluating the Confidential Information, and consequently need to know such information and (b) are bound by confidentiality, nondisclosure, and nonuse obligations AT LEAST AS STRINGENT AS THOSE SET forth in this paragraph 11.1.1.

               11.1.2. The obligations of paragraph 11.1.1 hereof will expire with respect to each item of Confidential Information [***] from the termination date of this Agreement.

               11.1.3. Any such information which is characterized as Confidential Information on the date of initial disclosure to the receiving party shall cease to be Confidential Information and the receiving party shall be released from the provisions of paragraph
          11.1.1 hereof on the date when, through no fault or omission on the part of the


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 4 of 7


          receiving party, such information becomes (a) disclosed in published literature or otherwise generally available to the public, or (b) obtained by the receiving party from a third party without binder of secrecy, provided, however, that such third party has no confidentiality obligations to the disclosing party or any of its affiliates.

               11.1.4. Notwithstanding the obligations of paragraph 11.1.1, the receiving party shall be permitted to disclose Confidential Information that is required to be disclosed by the receiving party to comply with applicable laws, court order, or governmental regulations, provided that the receiving party provides prior written notice of such disclosure to the disclosing party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure. The prior written notice must be given in sufficient time to permit the disclosing party to seek a protective order or some other accommodation.

          11.2 TERMS OF THIS AGREEMENT. The parties will keep the terms of this Agreement confidential and not disclose them to any third party, except as may be required by regulatory agencies or courts or as required by law, and will then use all reasonable precautions to keep the terms of this Agreement confidential.

     12. PUBLICATION. Publication rights for the Array Data and Analyzed Data shall belong to Corixa. Corixa agrees that in the event that it decides to prepare and submit a manuscript that includes Array Data and/or Analyzed Data for publication, it will include appropriate Rosetta personnel as authors on the manuscript.

     13. INTELLECTUAL PROPERTY.

          13.1 All Array Data and Analyzed Data ("Intellectual Property") shall be [***]. Any inventions or discoveries made solely by Rosetta through use of the Intellectual Property in the field of [***] shall be owned by Rosetta and Rosetta hereby grants Corixa an exclusive, royalty-free license to use such inventions or discoveries to research, develop and commercialize products in all other fields. [***] shall be deemed to mean [***]. At Corixa's request, Rosetta shall promptly execute such instruments as are necessary to perfect Corixa's rights to any Intellectual Property.

          13.2 Any and all intellectual property rights to the software tools developed by Rosetta pursuant to Section 7 including, but not limited to, patents, patent applications, trademarks, copyrights, know-how, moral rights, and similar rights of any type under the laws of any governmental authority, domestic or foreign, including all applications and registrations relating to any of the foregoing, shall remain with Rosetta. Upon development of the software tools and payment of the license fee set forth in Section 7 to Rosetta, Rosetta grants Corixa a nonexclusive, nontransferable, revocable license to use the software tools (in object code form only, and without any right to sublicense or make derivative works or any changes, modifications, corrections, improvements, or extensions of the software tools) for internal use only in the United States at Corixa's site located at Seattle, Washington.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 5 of 7

     14. DISCLAIMER OF REPRESENTATIONS AND WARRANTIES. NEITHER PARTY MAKES ANY REPRESENTATIONS OR EXTENDS ANY WARRANTIES, EXPRESS OR IMPLIED, AS TO ANY MATTER WHATSOEVER INCLUDING, WITHOUT LIMITATION, THE PCR PRODUCT, THE SAMPLE RNA, THE ARRAY DATA OR THE ANALYZED DATA INCLUDING, BUT NOT LIMITED TO, WARRANTIES OF OWNERSHIP, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE. Without limitation of the foregoing generality, nothing contained herein or in any disclosure of research conducted by Rosetta shall be construed as extending any representation or warranty with respect to research using PCR Product or Sample RNA or the results to be obtained by the use thereof or any products resulting therefrom, or that use of the Array Data or Analyzed Data will be free from infringement of patents or other proprietary rights of third parties. Neither party makes any warranties whatsoever as to the commercial or scientific value of the Array Data or Analyzed Data. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, CORIXA REPRESENTS AND WARRANTS THAT IT HAS THE RIGHT TO TRANSFER THE PCR PRODUCT AND SAMPLE RNA TO ROSETTA ON THE TERMS AND CONDITIONS OF THIS AGREEMENT.

     15. INDEMNITY. Corixa agrees to indemnify and hold harmless Rosetta, its directors, officers, employees, and agents, from all costs, expenses (including attorneys' fees), interest, losses, obligations, liabilities, and damages paid or liability for which is incurred by any of said parties, and which arise out of or are in connection with or are for the purpose of avoiding any and all claims, demands, actions, causes of action, suits, appeals, and proceedings, all whether groundless or not, or the settlement thereof, based on any actual or alleged injuries, damages, or liability of any kind whatsoever (including, without limitation, personal injury, death, property damage, breach of warranty, or breach of contract) arising, directly or indirectly, out of (a) any manufacture, marketing, possession, use, sale, or other disposition of Array Data and/or Analyzed Data and/or subject matter derived therefrom or by use thereof by Corixa, its Affiliates, its sublicensees, or anyone claiming by, through, or under any of them, or (b) any manufacture, possession, or use of PCR Products or Sample RNA; PROVIDED, HOWEVER, that Corixa shall have no such obligation to indemnify or hold harmless (x) in connection with Rosetta's practice of the license granted to it by Corixa pursuant to Section 13.1 hereof or (y) to the extent that the costs, expenses (including attorneys' fees), interest, losses, obligations, liabilities, or damages referred to hereinabove are the result of the negligence or willful misconduct of Rosetta or its directors, officers, employees or agents. Corixa's indemnification obligations under this Section 15 arise only if Rosetta: (i) notifies Corixa as soon as it becomes aware of a claim; (ii) permits Corixa to control the defense and settlement, at Corixa's expense, of any such claim; and (iii) does not settle any such claim without the prior written approval and consent of Corixa.

     16. TERM AND TERMINATION. This Agreement may expire or be terminated, as follows:

          16.1. COMPLETION OF WORK. This Agreement shall expire on December 31, 2000.

          16.2. BY BREACH. In the event either party shall materially breach any of the terms, conditions and agreements contained in this Agreement to be kept, observed and performed by it, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the party who committed the breach [***] notice in writing, particularly specifying the breach, unless the notified party within such [***] period shall have rectified the breach.

          16.3. BY ROSETTA. Rosetta may terminate this Agreement by giving Corixa [***] notice in writing setting forth the effective date of such termination.

          16.4. BY CORIXA. Corixa may terminate this Agreement by giving Rosetta [***] notice in writing setting forth the effective date of such termination.


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 6 of 7

     17. SURVIVAL OF OBLIGATIONS. The rights and obligations of Sections 11, 12, 13, 14, and 15 shall survive expiration or termination of this Agreement. In the event of early termination of this Agreement pursuant to paragraphs 16.2, 16.3, or 16.4, Rosetta shall provide Corixa with Array Data and Analyzed Data and Corixa shall pay Rosetta for work completed prior to termination.

     18. NO OBLIGATION TO LICENSE. Nothing contained herein shall be construed by implication or otherwise (a) so as to obligate either of the parties to enter into an agreement for purchase of or license to any products, technology, or services; or (b) as the grant of any right or license by either party to any Confidential Information or any intellectual property rights, except for the rights provided in Section 13.

     19. GENERAL PROVISIONS. The following general provisions shall apply to this Agreement:

          19.1. NOTICES. All notices and communications provided for hereunder shall be in writing and shall be mailed, faxed, or otherwise delivered to the business address or fax number of the respective parties aforementioned, or to such other address or fax number as either party shall designate in writing to the other.

          19.2. BENEFITS. All terms and provisions of this Agreement shall bind and inure to the benefit of the parties hereto, and upon their respective successors and assigns.

          19.3. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed to be original but all of which together shall constitute one and the same Agreement.

          19.4. CONSTRUCTION AND INTERPRETATION. This Agreement shall be construed and fairly interpreted in accordance with its terms, without any strict construction in favor of or against either party. Ambiguities shall not be interpreted against the drafting party. Any ambiguities in this Agreement shall be interpreted in accordance with the objectives stated in
     Section 1. In construing or interpreting this Agreement, the word "or" shall not be construed as exclusive, and the word "including" shall not be limiting. The use of the singular or plural form shall include the other form and the use of the masculine, feminine or neuter gender shall include the other genders. All captions and headings in this Agreement are for convenience only and shall not be considered as substantive parts of this Agreement or determinative in the interpretation of this Agreement.

          19.5. ENTIRE UNDERSTANDING. This Agreement constitutes the entire understanding between the parties hereto with respect to the subject matter hereof. No modifications, extensions or waiver of any provisions hereof or release of any right hereunder shall be valid, unless the same is in writing and is consented to by both parties hereto.

          19.6. CHOICE OF LAW. This Agreement shall be governed by the laws of the State of Washington, excluding choice of law principles that would cause the law of any other jurisdiction to apply.

          19.7. AMENDMENT. This Agreement may be amended only by a written agreement signed by both Parties hereto.

* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

Collaboration Agreement
Corixa/Rosetta Inpharmatics                                          Page 7 of 7

          19.8. WAIVER. Waiver of any provision of this Agreement shall not be deemed a waiver of any other provision of this Agreement.

          19.10. FORCE MAJEURE. The failure of any party to perform hereunder as a result of governmental action, laws, orders, or regulations, or as a result of events, such as war, acts of public enemies, fires, floods, earthquakes, acts of God or any causes of like kind beyond the reasonable control of such party is excused for so long as such cause exists, but only to the extent such failure is caused by such law, order, regulation, or event.

          19.11. SUBSEQUENT DISCUSSIONS. The parties agree to discuss in good faith the use of other technologies resident at Rosetta for providing Corixa with expression data. Such technologies include, but are not limited to, ink-jet produced microarrays and a proprietary RNA amplification procedure.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Agreement as of the date and year first written above.

CORIXA CORPORATION                     ROSETTA INPHARMATICS, INC.

BY /s/  Mark McDade                    BY /s/ John J. King, II
----------------------------------     ----------------------------------


       MARK MCDADE                               JOHN J. KING, II
----------------------------------     ----------------------------------
       PRINT NAME                                   PRINT NAME


          PRESIDENT &                       SR. VICE PRESIDENT,
  CHIEF OPERATING OFFICER                  CHIEF OPERATING OFFICER
----------------------------------     ----------------------------------
         TITLE                                       TITLE


       22 DEC '99                                  DECEMBER 21, 1999
----------------------------------     ----------------------------------
         DATE                                          DATE


* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.

                                   APPENDIX A

PCR PRODUCT PROVIDED BY CORIXA
















                                     [***]

















* Material has been omitted pursuant to a request for confidential treatment, and such material has been filed separately with the SEC.


                                        A-1